Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-282723) of our report dated May 8, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of EUDA Health Holdings Limited for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

September 24, 2025